Exhibit 23.1



               CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in this Registration Statement on Form S-8 and Post-Effective Amendment No. 8 on Form S-8 to Form S-4 pertaining to the Sallie Mae Board of Directors' Stock Option Plan, the Sallie Mae Incentive Performance Plan, the Sallie Mae Board of Directors' Restricted Stock Plan, the Sallie Mae Directors Deferred Compensation Plan, the Sallie Mae Stock Compensation Plan, the Sallie Mae Employees' Stock Purchase Plan and the Sallie Mae 1993-1998 Stock Option Plan of our report dated February 3, 1997, with respect to the balance sheet as of February 3, 1997 of SLM Holding Corporation and our report dated January 13, 1997 (except as to the third and fourth paragraphs of Note 2, as to which the date is April 7, 1997), with respect to the consolidated financial statements of the Student Loan Marketing Association for the year ended December 31, 1996 included in the Registration Statement (Form S-4 No. 333-21217) and related Proxy Statement/Prospectus, as amended, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ---------------------------
                                                 Ernst & Young LLP


Washington, D.C.
August 8, 1997